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                                                                     Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-143228 of Allstate Life of New York Separate Account A ("the Account") on Form N-4 of our report dated March 18, 2009, (which report expresses an unqualified opinion with respect to the financial statements and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York, and to the incorporation by reference of our report dated April 17, 2009 relating to the financial statements of the sub-accounts comprising the Account, appearing in the Statement of Additional Information which is incorporated by reference in this Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 13, 2009